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                                                                   EXHIBIT 5.1

             [GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S. LETTERHEAD]

October 30, 1997


RealNetworks, Inc.
1111 Third Avenue, Suite 2900
Seattle, WA 98101

RE:  3,450,000 SHARES OF COMMON STOCK OF REALNETWORKS, INC.

Ladies and Gentlemen:

We have acted as counsel for RealNetworks, Inc. (the "Company"), a Washington corporation, in connection with (i) the authorization and issuance of 3,000,000 shares of common stock of the Company, $.001 par value per share (the "Issuer Shares"), (ii) the sale of up to an additional 450,000 shares of common stock of the Company by the Company pursuant to an over-allotment option granted to the underwriters (the "Option Shares"), and (iii) the preparation of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. We have examined the Registration Statement and such other documents as we deem necessary for the purpose of this opinion.

Based on the foregoing, we are of the opinion that:

1. The Issuer Shares will, upon due execution by the Company and the registration by its registrar of the certificates for such shares and issuance thereof by the Company and receipt by the Company of the consideration from the sale of such shares as contemplated by the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

2. The Option Shares will, upon due execution by the Company and the registration by its registrar of the certificates for such shares and issuance thereof by the Company and receipt by the Company of the consideration from the sale of such shares as contemplated by the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

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RealNetworks, Inc.
October 30, 1997
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters."

Very truly yours,





GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.